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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                               September 01, 1999
Commission File Number                                                   1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                 Delaware
I.R.S. Employer Identification No.                                   87-6118148
Address of principal executive offices            79 South Main, P.O. Box 30006
                                                           Salt Lake City, Utah
Zip Code                                                             84130-0006
Registrant's telephone number, including area code               (801) 246-5976


Item 5.  Other Information

On August 30, 1999, First Security Corporation (FSCO) issued a press release announcing that approval by FSCO stockholders of the proposed merger with Zions will result in accelerated vesting and the activation of limited stock appreciation rights in the FSCO Comprehensive Management Incentive Plan, a copy of which is attached to this report as Exhibit A.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)


/s/ Morgan J. Evans                                          September 01, 1999
__________________________________________________________   __________________
Morgan J. Evans                                              Date
President and Chief Operating Officer
Director



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EXHIBIT A

Monday August 30, 6:06 pm Eastern Time
Company Press Release
SOURCE: Zions Bancorporation

Zions and First Security Describe Accounting Impact of Acceleration of First Security Limited Stock Appreciation Rights

SALT LAKE CITY, Aug. 30 /PRNewswire/ -- Zions Bancorporation ("Zions") (Nasdaq: ZION - news) and First Security Corporation ("First Security") (Nasdaq: FSCO - news) reported that approval by First Security stockholders of the proposed merger with Zions will result in accelerated vesting and the activation of limited stock appreciation rights ("LSARs") in the First Security Comprehensive Management Incentive Plan. As a result of the activation of the LSARs, accounting rules require recognition of the in-the-money value of the options in the income statement (through a non-cash compensation charge) and an increase in contributed equity by the amount of the charge and an increase in deferred tax assets. These amounts are not precisely determinable at this time because they depend on the price of First Security stock in the quarter in which the First Security stockholders vote on the merger. If this price were the same as the closing price of First Security stock on August 30, 1999, First Security would incur a charge of approximately $60 million and a net increase in common equity of $36 million. Such amounts can and will vary. This charge is not included in the $210 million merger charge previously disclosed. These accounting entries do not affect the on-going financial performance or cash flow of First Security or the combined entity.

This news release contains statements regarding the projected performance of Zions and First Security assuming the merger of these companies. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual adjustments may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the timing of closing the proposed merger and fluctuations in the price of First Security stock. Zions and First Security disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

SOURCE: Zions Bancorporation